EXHIBIT 5.1

September 5, 2008	Main +1.858.450.8400
Fax +1.858.450.8499

26866.0027

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 4000

Seattle, WA 98119

Re: Registration of Securities of Cell Therapeutics, Inc.

We have examined the Registration Statement (“Registration Statement”) on Form S-3 of Cell Therapeutics, Inc., a Washington Corporation (the “Company”) to be filed with the Securities and Exchange Commission on September 5, 2008, including a prospectus (the “Prospectus”), to be supplemented from time to time by one or more prospectus supplements, which provides for the registration by the Company of:

•	shares of its common stock, no par value per share (“Common Stock”);

•	shares of its preferred stock, no par value per share (“Preferred Stock”);

•

senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under one or more indentures (each, including any supplements thereto, a “Senior Indenture”) between the Company and a trustee to be selected by the Company (the “Trustee”), the form of which is filed as Exhibit 4.5 to the Registration Statement;

•

subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under one or more indentures (each, including any supplements thereto, a “Subordinated Indenture”) between the Company and the Trustee, the form of which is filed as Exhibit 4.6 to the Registration Statement; and

•

warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the “Warrants”), which may be issued directly by the Company or under one or more warrant agreements between the Company and a warrant agent to be selected by the Company, alternative forms of which are filed as Exhibit 4.9, Exhibit 4.10 and Exhibit 4.11 to the Registration Statement.

The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended. The aggregate public offering price of the Securities being registered will be $21,353,667. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus.

Cell Therapeutics Inc.

September 5, 2008

In connection with rendering this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Amended and Restated Articles of Incorporation (as amended to date) as on file with the Secretary of State of the State of Washington (the “Articles of Incorporation”); the Company’s Amended and Restated Bylaws (the “Bylaws”); and such other original instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (the “Offered Common Stock”), provided that (i) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and (ii) the certificates for the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock (as defined below) or convertible Offered Debt Securities (as defined below) in accordance with their terms, or upon exercise of any Offered Warrants (as defined below) in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock offered under the Registration Statement, including any interests in the Preferred Stock represented by depositary shares (the “Offered Preferred Stock”), provided that (i) the issuance of the Offered Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company, (ii) the issuance and sale of the Offered Preferred Stock does not violate the Articles of Incorporation, and (iii) the certificates for the Offered Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Debt Securities or other convertible Offered Preferred Stock in accordance with their terms, or upon exercise of any Offered Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to any series of Debt Securities issued under a duly executed and delivered Senior Indenture or a duly executed and delivered Subordinated Indenture, as applicable, and offered under the Registration Statement (the “Offered Debt Securities”), provided that (i) the issuance of the Offered Debt Securities has been duly authorized by all necessary corporate action on the part of the Company, (ii) the issuance and sale of the Offered Debt Securities does not violate the Articles of Incorporation, and (iii) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior

Cell Therapeutics Inc.

September 5, 2008

Indenture or Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof against payment therefor, then the Offered Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants in accordance with their terms, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4. With respect to the Warrants offered under the Registration Statement (the “Offered Warrants”), provided that (i) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company, (ii) the issuance and sale of the Offered Warrants does not violate the Articles of Incorporation, and (iii) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the warrant agent therefor, if any, pursuant to the applicable warrant agreement, if any, and duly delivered to the purchasers thereof against payment therefor, then the Offered Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Offered Preferred Stock or convertible Offered Debt Securities in accordance with their terms, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

This opinion is limited to the laws of the State of Washington (and, as applicable to any Debt Securities or Warrants, the laws of the State of New York), and we disclaim any opinion as to the laws of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the “Legal Matters” section of the Prospectus constituting a part thereof.

Very truly yours,

/s/ Heller Ehrman LLP

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